Exhibit 10.23

Promissory Note Extension Agreement

January 27, 2014

This Promissory Note Extension Agreement, hereinafter referred to as “Extension Agreement,” is entered into as of the date above written, by and between Burlingame Equity Investors II, LP (hereinafter called “Lender”) and Arête Industries Inc. (hereinafter called “Borrower”).

WHEREAS, Lender and Borrower have entered into a Promissory Note dated June 28, 2013, in the original principal amount of $48,000, hereinafter referred to as the “Note”. The Note was originally due July 23, 2014.

WHEREAS, the principal balance of the Note immediately prior to this Extension Agreement is $44,000; and

WHEREAS, Lender and Borrower desire to enter into this Extension Agreement in order to extend the due date of the Note to January 27, 2015;

NOW, THEREFORE, in consideration (the “Payment”) of the amount of $17,5111to be credited to the Note as described in paragraph 3 below, Lender and Borrower hereby agree as follows:

1.	The maturity date of the Note is extended to January 27, 2015 (the “Extended Maturity Date”).

2.	The Payment shall be applied to the Note as follows:

Principal Reduction: $17,511

Interest payment thru January 31, 2014: $ 120

3. Upon applying the principal reduction set forth above, Lender and Borrower agree that the remaining principal balance on the Note equals $26,489. In addition, quarterly interest payments at the rate stated in the Note shall be paid on September 23, 2014 and December 27, 2014, with any further accrued and unpaid interest to be paid in full on the Extended Maturity Date.

4.	All other terms and conditions of the Note remain unchanged and in effect.

IN WITNESS WHEREOF, the parties have executed and agreed to this Agreement as of the date first set forth above.

Burlingame Equity Investors II, LP (Lender)
Burlingame Asset Management, LLC as General Partner

By:	/s/ Blair Sanford
Blair Sanford, Managing Member

Arête Industries Inc. (Borrower)

By:	/s/ Nicholas L. Scheidt
Nicholas L. Scheidt
Chief Executive Officer